EXHIBIT 10.02

OPTION AGREEMENT

THIS AGREEMENT is made and entered into November 29, 2005 by and between the BROADWAY GROUP, an unincorporated association of those certain individuals and entities listed on the signature pages hereto (collectively, the"Sellers"), and CALIM PRIVATE EQUITY, LLC, a Delaware limited liability company (the "Purchaser") and MENDEL BLUMENFELD, LLP, a Texas limited liability partnership (the "Escrow Agent").

RECITALS

WHEREAS, pursuant to a Loan Agreement (the "Loan Agreement") dated August 1, 2003 among the Sellers' predecessor in interest, Broadway Mortgage Corporation ("Broadway"), and Calais Resources, Inc., a British Columbia corporation ("Calais BC"), Calais Resources Colorado, Inc., a Nevada corporation ("Calais Colorado") and Aardvark Agencies, Inc., a Washington corporation ("Aardvark" and, collectively with Calais BC and Calais Colorado, the "Borrowers"), Broadway and certain of the Sellers loaned Calais Colorado the sum of $4,500,000 (the "Loan"), and the Loan was guaranteed by Calais BC and Aardvark; and

WHEREAS, the Loan is represented by a Promissory Note (the "Note") executed by each of the Borrowers, the payment of which is secured by certain liens, encumbrances and security interests (collectively, the "Security Interests") in the "Properties," within the meaning of the Loan Agreement; and

WHEREAS, Broadway subsequently assigned its rights in the Loan Agreement, the Note and in respect of the Security Interests to certain of the Sellers such that the Sellers collectively own the Loan and are entitled to the benefit of the Security Interests; and

WHEREAS, the Note is currently in arrears and the Sellers desire to sell the Note and the Purchaser has an interest in purchasing the Note, and the Sellers have agreed to give the Purchaser an option (the "Option") to purchase the Note and succeed to the rights and benefits accruing to the Sellers under the Loan Agreement and all other documents and instruments executed in connection therewith and with respect to the Security Interests, all on the terms and provisions contained herein,

NOW, THEREFORE, in consideration of the foregoing and the mutual terms and provisions contained herein, the parties hereto agree as follows:

1.        Grant of Option.

On and subject to the terms, provisions and conditions of this Agreement, and for ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers hereby grant to the Purchaser and the Purchaser hereby accepts the Option, upon the exercise of which the Sellers will sell and convey to the Purchaser, and the Purchaser will purchase and accept the Note, together with all right, title and interest of the Sellers in and to the Loan Agreement, each of the documents establishing the Security Interests and each other document and instrument executed and delivered by the Borrowers to or for the benefit of the

Seller in connection with the Loan (the Note, the Loan Agreement and all such other documents being collectively the "Loan Documents").

2.          Purchase Price and Payment.

The purchase price for the Noto (the "Purchase Price") shall be the sum of (i) $4,500,000; (ii) all unpaid interest on the Loan from August 1, 2005 to the date of exercise of the Option, accruing at a per diem rate of $2,034.25; and (iii) the Remaining Late Fees (as hereinafter defined), payable in full in cash or by other immediately available funds on the Closing Date (as hereinafter defined).

3.          Exercise of Option.

To exercise the Option, the Purchaser shall, on or before November 30, 2005, provide the Sellers with notice of exercise which shall specify the date on which the purchase of the Note shall occur (the "Closing Date"), which date shall be no earlier than ten nor later than 15 days following the provision of the notice. Within five days of receipt of the notice, the Sellers shall provide the Purchaser with notice of (i) the accrued interest component of the Purchase Price to and including the Closing Date; (ii) the Remaining Late Fees component of the Purchase Price; and (iii) an accounting among the Sellers indicating the amount of the Purchase Price that is receivable by each Seller (which allocation shall be binding upon the Sellers and upon which the Purchaser shall be entitled to rely) together with complete wiring instructions for each Seller. In the event the Purchaser fails to provide such notice by November 30, 2005, then the Option shall expire without further act or deed, and this Agreement shall terminate.

4.          Closing.

On the Closing Date (i) the Sellers shall (A) deliver the original counterpart of the Note to the Purchaser and (B) execute and deliver to the Purchaser an assignment of the Note, the Loan Agreement and the other Loan Documents and the Security Interests (the "Assignment") in the form of Exhibit A to this Agreement, and (ii) the Purchaser shall pay to the Sellers, by wire transfer or other immediately available funds, the Purchase Price. As between the Purchaser and the Sellers, with respect to any Seller for which the Purchaser has not received wiring instructions in conformity with Section 3(iii) above, the Purchaser shall be entitled to make payment of the applicable Seller's share of the Purchase Price to the Seller specified in Section 8 below to discharge its payment obligation to such Seller.

5.          Representations and Warranties of Sellers.

(a) The Sellers represent and warrant to the Purchaser that they collectively are the sole and lawful owner of and have full right, title and authority to sell and convey the Note and the other Loan Documents to the Purchaser and, upon payment of the Purchase Price, the Purchaser will be the lawful owner of the Note and entitled to the interests of the Sellers under the Loan Documents, free and clear of all liens, charges, interests and encumbrances.

(b) The Sellers represent and warrant to the Purchaser that, except as described on Exhibit B to this Agreement, the Loan Documents are in full force and effect, have not been amended and there are no defaults thereunder. The Sellers have complied in all material respects with their respective obligations under the Loan Documents.

6.          Late Fees.

(a)  The Purchaser has entered into a letter of intent with Calais BC, a copy of which is attached as Exhibit C to this Agreement (the "Letter of Intent") pursuant to which, among other things, the Purchaser has conditionally agreed to a private placement of the securities of Calais BC on the terms described in paragraph 1 of the Letter of Intent (the "Placement").

(b)  Under the terms of the Loan Documents, as a result of the failure of the Borrowers to pay the Note as and when due. the Borrowers have incurred late fees and other penalties aggregating as of the dale of this Agreement $450,000 (the "Late Fees"). Calais BC has agreed that the Sellers may, in their discretion, on or before the Closing Date convert all or a portion of the Late Fees into "units" in the Placement ("Units") on the same basis as the Purchaser as provided in paragraph 1 of the Letter of Intent. Together with the notice to the Purchaser under Section 3 above, the Sellers shall provide Calais notice of how much, if any, of the Late Fees each desires to convert into Units (such amount being the "Converted Fees"). The amount of the Late Fees not to be converted into Units, if any, shall be the "Remaining Late Fees."

(c)  On the Closing Date, if the Placement has then occurred, the Converted Fees shall be converted into Units, and Calais shall provide evidence to the Sellers of their ownership of such Units. If the Placement has not occurred by the Closing Date, then each applicable Seller shall have the option to either (i) cancel the election to convert the amount of the Converted Fees into Units or (ii) retain its right to receive Units in respect of the Converted Fees at such time as the Placement is completed; provided that at any time prior to the completion of the Placement each Seller may by notice to the Purchaser and Calais elect to have the Purchaser pay the Seller the amount of the Converted Fees, in which event the right of the Seller to convert the Converted Fees into Units shall terminate. In the latter event, the Purchaser agrees to cause the Escrow Agent to make such payment to the applicable Seller within ten days following the provision of the notice.

7.          Escrow Agent.

(a)  On the Closing Date, Ihe Purchaser shall pay to the Escrow Agent an amount of money equal to the amount of the Converted Fees (the "Escrowed Funds"), to be held by it in escrow pursuant to this Section 7 and other applicable provisions of this Agreement. The Escrowed Funds shall be used by the Escrow Agent to (i) pay to the applicable Sellers any amounts in respect of Converted Fees not to be converted into Units as provided in Section 6(c) and (ii) with respect to the balance of the Escrowed Funds, if any, following the completion of the Placement and the conversion of Converted Fees to Units, pay such balance to or at the direction of the Purchaser.

(b)  Prior to disbursement in accordance with this Agreement, the Escrowed Funds shall be maintained by the Escrow Agent in its State Bar of Texas "IOLTA" client trust fund with Wells Fargo Bank Texas, N.A. (the "Trust Account").  The parties understand that interest earned on amounts in the Trust Account is forfeited to the State Bar of Texas and accordingly, the Escrowed Funds will not bear interest.

(c)  Unless otherwise directed by a court of competent jurisdiction, the Escrow Agent shall retain the Escrowed Funds and apply them only in conformity with (a) above.

(d)  The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

(e)  The Escrow Agent is not a party to, and is not bound by or charged with notice of, any agreemenl out of which the escrow accepted by it hereunder may arise, including without limitation this Agreement and the Assignment; provided that by its execution hereof, the Escrow Agent agrees and accedes to the terms of this Agreement expressly applicable to it.

(f)      The Escrow Agent shall not be responsible for any failure or inability of the other parties hereof, or any of them, to perform or comply with the provisions of agreement to which they may be party, including without limitation this Agreement or the Assignment.

(g)       In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument, certificate or signature reasonably believed by it in good faith to be gcnuine and signed by any party hereto, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so. In determining whether a court has competency, the Escrow Agent shall be entitled to rely on its own counsel.

       (h)       The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken hereunder except in the case of its negligence or willful misconduct, nor shall it be liable for the default or misconduct of any employee, agent or attorney appointed by it who shall have been selected with reasonable care.

(i)       The Escrow Agent shall have no responsibility as to the Escrowed Funds nor any duty as to the collection or protection of the Escrowed Funds or income thereon or the preservation of any rights pertaining thereto, beyond the safe custody of the amount of the Escrowed Funds deposited into the Trust Account.

(j)       The fees and expenses of the Escrow Agent, if any, shall be borne exclusively by the Purchaser.

(k)      Subject to any rights it might have of collection, contribution or otherwise against the Sellers in respect thereof, the Purchaser will reimburse and indemnify the Escrow Agent and its partners, employees and agents for, and hold them harmless against, any loss, liability or expense, including without limitation reasonable attorney's fees, incurred without negligence or willful misconduct on the part of the Escrow Agent or its partners, employees and agents arising out of or in connection with the acceptance of, or the performance of the Escrow Agent's duties and obligations under, this Agreement, as well as the reasonable costs and expenses of defending themselves against any claim or liability arising out of or relating to this Agreement.

(l)      The Sellers acknowledge that the Escrow Agent serves as legal counsel to the Purchaser and has served in such capacity in connection with the negotiation, execution and delivery of this Agreement and the Assignment and that the Sellers (i) have expressly agreed to the Escrow Agent performing such functions hereunder and (ii) subject to the Escrow Agent performing its obligations in conformity with this Agreement, expressly waive any claim of conflict of interest or disqualification of the Escrow Agenl on the basis of its representation of the Purchaser.

8.          Notices.

(a)          All notices, requests and demands to or upon the respective parties hereto shall be effective and shall be deemed to have been duly given or made, unless otherwise expressly provided herein, five days following deposit in the United States post, postage prepaid, or when made by hand deliveiy or recognized commercial overnight delivery service and addressed:

If to the Purchaser:	Calim Private Equity, LLC 320 West Main Street Aspen, Colorado 81611 Attention: Patrick Imeson
If to the Sellers:	Michael E. Haws 14385 Braun Road Golden, Colorado 80401
If to the Escrow Agent:	Mark E. Mendel, Esq. Mendel Blumenfeld, LLP 5809 Acacia Circle El Paso, Texas 79912

(b)          Addresses to which notices shall be sent may be changed by providing each party with notice of the change in address in the method provided by (a) above.

9.          Assignment.

No party to this Agreement may assign any of its rights, duties or obligations under this Agreement to any other person without the prior written consent of the other party, which may be given or withheld in its sole and absolute discretion, and any such attempted assignment shall be void ab initio and of no force and effect; provided that the Escrow Agent may assign its obligations hereunder to any national banking association or state-chartered banking institution upon not less than five days prior notice to the Sellers and the Purchaser.

10.      Attorneys' Fees.

If a party to this Agreement files suit against the other to enforce any of the provisions hereof, the losing party agrees to pay to the prevailing party all reasonable costs and expenses, including without limitation attorneys' fees, incurred by the prevailing party in connection therewith.

10.          Counterparts.

This Agreement may be executed by the parties on any number of separate counterparts; and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

11.          Governing Law.

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado.

12.          Severability.

If any section, clause or provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction, the invalidity or unenforceability thereof shall not affect any of the remaining sections, clauses or provisions hereof or thereof, and this Agreement shall continue in full force and effect as if such invalid or unenforceable provision had not been contained therein.

13.       Amendment.

    No such amendment, supplement or modification to this Agreement shall be effective unless it is in writing and signed by each of the parties hereto.

14.       Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subjeci matter hereof and may be amended only as provided in Section 13 above.

[Remainder of Page Intentionally Led Blank]

EXECUTED AND DELIVERED the day and year first above written.

BROADWAY GROUP

/s/ Duane Duffy
Duane Duffy
4550 Tule Lake Drive
Littleton, Colorado 80123

/s/ Glen Duffy
Glen Duffy
5679 Old Ranch Road
Sarasota, Florida 34241

/s/ Michael E. Haws
Michael E. Haws
14385 Braun Road
Golden, Colorado 80401

/s/ Kemp ll. Hanley
Kemp ll. Hanley
2611 South Interlocken Drive
Evergreen, Colorado 80439

/s/ R. Britton Colbert
R. Britton Colbert
127 Pheasant Circle
Ligonier, Pennsylvania 15658

EXHIBIT A

Form of Assignment

EXHIBIT B

Schedule of Exceptions

EXHIBIT C

Letter of Intent